Exhibit 10.1

CREDIT FACILITY AGREEMENT AMENDMENT 1

This CREDIT FACILITY AGREEMENT AMENDMENT 1 (“Amendment 1”) is made as of August 26, 2014, by and among TRANSCAT, INC. (“Borrower”), a corporation formed under the laws of the State of Ohio with offices at 35 Vantage Point Drive, Rochester, New York 14624, and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”), a New York banking corporation, with offices at 255 East Avenue, Rochester, New York 14604.

WHEREAS, Borrower and Lender are parties to a Credit Facility Agreement dated September 20, 2012 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender has made certain loans and financial accommodations available to Borrower;

WHEREAS, Borrower has requested that the Lender amend the Credit Agreement, among others to increase the amount of the credit facilities and the Lender is willing to accommodate Borrower's request on the terms and conditions hereinafter set forth;

WHEREAS, Borrower is entering into this Amendment 1 with the understanding and agreement that, except as specifically provided herein, none of the Lender’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment 1;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, effective on the Amendment 1 Effective Date (defined below), the parties hereby agree as follows:

1. Definitions. Any capitalized term used but not otherwise defined in this Amendment 1 shall have the meaning ascribed to such term in the Credit Agreement, and the interpretations set forth in the Credit Agreement shall apply to this Amendment 1.

2. Amendments to Credit Agreement. Subject to Section 3 below, effective on the Amendment 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions:

“Amendment 1” means Credit Facility Agreement Amendment 1 made between Borrower and Lender effective as of the Amendment 1 Effective Date.

“Amendment 1 Effective Date” means August 26, 2014.

(b) Section 1.1 of the Credit Agreement is hereby amended to modify subsection (k) of the definition of “Permitted Acquisition” to read in its entirety as follows:

(k)	no more than an aggregate of $15,000,000 of Acquisitions may be financed, directly or indirectly, with the Revolving Credit Facility in any Fiscal Year.

(c) Section 1.1 of the Credit Agreement is hereby amended to modify the following definition to read in its entirety as follows:

“Revolving Credit Termination Date” means September 20, 2018, or such later date as may be agreed by the Lender in its sole discretion in writing.

(d) Section 2.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

2.1 Revolving Credit Commitment. The Lender agrees, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to the Borrower from time to time during the period from the Amendment 1 Effective Date up to but not including the Revolving Credit Termination Date in an aggregate principal amount not to exceed at any time outstanding Thirty Million Dollars ($30,000,000) (the “Revolving Credit Commitment”) minus the amount of then outstanding Letter of Credit Obligations. Expressly subject thereto, the Borrower may borrow, prepay pursuant to Section 3.3(b), and reborrow under this Section 2.1.

(e) The lead in paragraph of Section 3.6(a) is hereby amended to read in its entirety as follows:

(a) Change in Law. If the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), treatment of the transactions contemplated by the Loan Documents as highly leveraged transactions, or any Change in Law shall:

(f) Section 7.8(a)(iv) of the Credit Agreement is hereby amended to read in its entirety as follows:

(iv) provided no Default has occurred that has not been waived in writing by the Lender, the Borrower may purchase stock of the Borrower and pay cash dividends; provided, however, such purchases and cash dividends shall not exceed (A) an aggregate amount of $10,000,000, and (B) an aggregate of $3,000,000 in any Fiscal Year.

(g) Exhibit B to the Credit Agreement is hereby amended to read in its entirety in the form of Exhibit B attached to Amendment 1.

3. Conditions to Effectiveness of this Amendment 1. This Amendment 1 is subject to satisfaction of each of the following conditions to the satisfaction of the Lender:

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(a) The Lender shall have received such Loan Documents as Lender may request, in form and substance satisfactory to the Lender, including an Amended and Restated Revolving Credit Note, Reaffirmation of Guaranties and Security Agreements, Reaffirmation and Supplement to Pledge Security Agreement, and United Scale & Engineering Corporation Stock Certificate and Stock Power.

(b) The Borrower and Loan Parties shall have delivered favorable customary opinions of their counsel, in form and substance satisfactory to the Lender.

(c) The Loan Parties shall have delivered the certificates of their respective corporate secretaries or authorized officers certifying as to (i) resolutions duly adopted by their boards of directors or other respective governing bodies authorizing the execution, delivery and performance of Amendment 1 and the related Loan Documents and the consummation of the transactions contemplated hereby and thereby, as applicable, which resolutions shall remain in full force and effect so long as any of the Obligations are outstanding and the Commitment has not been terminated, (ii) their Organizational Documents and (iii) the incumbency of the officers authorized to execute, deliver and perform Amendment 1 and the Loan Documents.

(d) The Loan Parties shall have paid (i) all filing fees and Taxes related to the Obligations and the perfection of any interests under the Security Documents and (ii) all other fees and expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Amendment 1 Effective Date.

(e) The Loan Parties and Transmation (Canada) Inc. shall have delivered to the Lender certificates of good standing from appropriate governmental officials to the effect that they respectively are validly subsisting in good standing in the jurisdictions of formation.

(f) The Borrower shall have delivered to the Lender evidence reasonably satisfactory to the Lender that its proposed acquisition of Ulrich Metrology Inc. qualifies as a Permitted Acquisition.

4. Representations and Warranties. In order to induce Lender to enter into this Amendment 1 and take the other actions provided for herein, Borrower represents and warrants to each Lender that the following statements are true and correct in all respects:

(a) Authority. Each of the Loan Parties has the requisite corporate power and authority to execute and deliver this Amendment 1 and any other Loan Documents delivered in connection therewith, and to perform its obligations hereunder and under such Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each of the Loan Parties of this Amendment 1 and the other Loan Documents delivered in connection herewith have been duly approved by all necessary corporate or company action and no other corporate or company proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment 1 and the related Loan Documents have been duly executed and delivered by the Loan Parties. This Amendment 1 and the related Loan Documents are the legal, valid and binding obligations of the Loan Parties, enforceable against each of them respectively in accordance with their terms, and are in full force and effect.

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(c) Representations and Warranties. The representations and warranties contained in the Credit Agreement and in this Amendment 1 are correct on and as of the date hereof as though made on and as of the date hereof other than such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof, all of which shall have been true and correct as of the applicable stated date.

(d) Capitalization. Schedule 4(D) attached to this Amendment 1 sets forth, as of the Amendment 1 Effective Date, the capital structure of each Loan Party, including classes and, in the case of Subsidiaries, the identity of the registered and beneficial owner of the Equity Interests of each. All of the outstanding Equity Interests of Loan Parties are duly authorized, validly issued and fully paid. The Borrower or another Loan Party, as the case may be, has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive all Restricted Payments with respect to, all Equity Interests indicated on Schedule 4(D) as owned by the Borrower, or such Loan Party. All Equity Interests and all existing (as of the date hereof) contracts, debentures, securities, rights, options, warrants, calls or similar commitments of any character calling for or relating to the issuance of, purchase or receipt of, or redemption or retirement of, Equity Interests of the Loan Parties are shown on Schedule 4(D). There is no agreement of holders of Equity Interests, repurchase or redemption agreement, contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the issuance of, purchase or receipt of, or redemption or retirement of, Equity Interests of any of the Loan Parties except as described in Schedule 4(D).

(e) Litigation. Except as set forth on Schedule 4(E), as of the date hereof there is no action, suit or proceeding at law or in equity by or before any court or any Governmental Authority pending or, to the knowledge of the Loan Parties threatened against or affecting the Loan Parties.

(f) No Contravention. The execution, delivery and performance of this Amendment 1 by the Borrower have received all necessary governmental approvals, if any, and do not contravene any law of contractual restrictions binding on Borrower.

(g) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

5. General Confirmations and Amendments.

(a) Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

(b) No Waiver. The execution, delivery and effectiveness of this Amendment 1 shall not, except as expressly provided herein, operate as a modification, acceptance or waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents, except as specifically set forth herein.

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(c) Reference to and Effect on the Loan Documents. Upon and after the effectiveness of this Amendment 1, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment 1, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

6. Miscellaneous.

(a) Governing Law. This Amendment 1 shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(b) Severability. The provisions of this Amendment 1 are severable, and if any subsection or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment 1 in any jurisdiction.

(c) Counterparts. This Amendment 1 may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(d) Binding Effect; Assignment. This Amendment 1 shall be binding upon and inure to the benefit of Borrower and the Lender and their respective successors and assigns; provided, however, that the rights and obligations of Borrower under this Amendment 1 shall not be assigned or delegated without the prior written consent of the Lender.

IN WITNESS WHEREOF, the parties have caused this Amendment 1 to be executed by their duly authorized representatives by their signatures below as of the date first above written.

[Signature Pages Follow]

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MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Curt S. Provenzo
Curt S. Provenzo Vice President

TRANSCAT, INC.

By:	/s/ John J. Zimmer
John J. Zimmer Senior Vice President of Finance, Chief Financial Officer and Corporate Secretary

Signature Page – Credit Facility Agreement 1

EXHIBIT B
FORM OF REVOLVING CREDIT NOTE

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$30,000,000	August 26, 2014

This Amended and Restated Revolving Credit Note (“Note”) continues and evidences in part the obligations evidenced by, and amends, replaces and restates in its entirety, the Revolving Credit Note, dated September 20, 2012, made by Transcat, Inc. (“Borrower”), a corporation organized under the laws of the State of Ohio, in favor of Manufacturers and Traders Trust Company, a New York banking corporation (“Lender”).

Borrower, for value received, hereby promises to pay to the order of Lender, the principal sum of Thirty Million Dollars ($30,000,000) or if less, the amount of the Revolving Credit Loans loaned by the Lender to Borrower pursuant to the Credit Agreement (defined below), in lawful money of the United States of America and in immediately available funds, with interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the rates of interest as provided in the Credit Agreement. Payments shall be due and payable on the dates and as provided in the Credit Agreement, with a final payment on the Revolving Credit Termination Date.

The date and amount of each Revolving Credit Loan made by the Lender to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Lender on its books. The Lender’s records shall be presumed to be accurate absent manifest error.

This is a Revolving Credit Note referred to in that certain Credit Facility Agreement, dated as of September 20, 2012 by and between Borrower and Lender (as the same has been and in the future may be modified, supplemented and replaced from time to time, the “Credit Agreement”), and evidences the Revolving Credit Loans made thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement, and the terms of the Credit Agreement applicable to this Note are incorporated herein.

Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

TRANSCAT, INC.

By:
Senior Vice President of Finance, Chief Financial Officer and Corporate Secretary

Exhibit B

SCHEDULE 4(d)
EQUITY INTERESTS OF LOAN PARTIES AND RELATED MATTERS

As of August 6, 2014, 6,792,034 of the Borrower’s 30,000,000 authorized shares of common stock, par value $.50 per share, were issued and outstanding.

As of the Closing Date, the following subsidiaries are wholly-owned by the Borrower:

Transmation (Canada) Inc.

WTT Real Estate Acquisition, LLC

United Scale & Engineering Corporation

SCHEDULE 4(e)
LITIGATION

Quality Calibration Service, Inc. v. Transcat, Inc., Case No. 14CV868 (E.D. Wis.): On July 23, 2014, Quality Calibration Service, Inc. filed an action in the United States District Court for the Eastern District of Wisconsin alleging trademark infringement against Borrower. Borrower has not yet been served with the complaint, and the parties have been in discussions to attempt to resolve the matter.